UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 10, 2007

EXOBOX TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

6303 Beverly Hill, Suite 210
Houston, Texas	77381
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (713) 781-6173

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8. OTHER EVENTS

ITEM 8.01 – OTHER EVENTS

Exobox enters into Settlement Agreement and Mutual Release with Manillo Investors, Ltd.

In September 2005, Exobox Technologies Corp. (the “Company” or “Exobox”) entered into a securities purchase agreement with Manillo Investments, Ltd. (“Manillo”) to issue Manillo 20,000 shares of Series C preferred stock at $25 per share (“SPA”).  Manillo converted 600 of its Series C preferred shares into 549,902 shares of the Company’s common stock (”Common Shares”), and retained possession of the remaining 19,400 Series C preferred shares (“Remaining Preferred Shares”).

In September 2006, Exobox borrowed $100,000 from Manillo and issued to Manillo a 10% $100,000 convertible promissory note with an original maturity date of January 1, 2007 (“Note”).  Exobox obtained an extension on the payment of the Note until May 31, 2007, but did not timely repay the Note and, therefore, the Note was in default. Effective September 10, 2007, Exobox entered into a settlement agreement and mutual release (the “Agreement”) with Manillo, pursuant to which the Company agreed to issue Manillo a new promissory note in the principal amount of $500,000 with principal and accrued interest due in five years (“New Note”) in exchange for Manillo cancelling the Note, terminating the SPA and assigning its Remaining Preferred Shares to Exobox together with all right, title and interest thereto.  The New Note is non-convertible, unsecured, provides the Company with certain prepayment rights at a discounted amount, bears interest at an annual rate of three percent per annum, with principal and interest due at maturity in August 2012.  Other than the New Note and any common shares that Manillo may own as of the date hereof, the parties maintain no further relationship and they have mutually agreed to release each other from any and all claims with respect to their dealings with each other.

Exobox Retains Brewer & Pritchard, P.C. as outside legal counsel

Exobox has retained the law firm of Brewer & Pritchard, P.C. (www.BPLaw.com) to represent the Company as its outside legal counsel.  Brewer & Pritchard replaces Sonfield & Sonfield PC, which had served in this capacity until May of 2007.  Brewer & Pritchard represents Exobox in corporate and securities law, mergers and acquisitions, business organization, venture, private and debt financing and day to day legal representation.

About Brewer & Pritchard, P.C.

Brewer & Pritchard, P.C. represents primarily public and private corporations engaged in a variety of business transactions, including stock and asset acquisitions, private and public offerings of securities, Securities and Exchange Commission regulatory compliance and related legal advice. It also transacts structure leveraged acquisitions, representing both issuers and underwriters in public offerings and participates in and structures various other capital raising transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exobox Technologies Corp.

By:
Robert B. Dillon, President
DATE:    September 12, 2007